PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
 (To Prospectus and Prospectus Supplement dated May 6, 1999)      Rule 424(b)(3)
Prospectus number:      1948



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                              Floating Rate Notes


Principal Amount: $400,000,000         Original Issue Date:  April 14, 2000

CUSIP Number:     59018S 5Y6           Stated Maturity Date: April 16, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
     (Fixed Interest Rate):            | |  Actual/Actual

Interest Rate Basis:
--------------------
|x|  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
| |  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:    3750
       CMT Reuters Page:                LIBOR Reuters Page:



Index Maturity:         One Month        Minimum Interest Rate:   Not Applicable

Spread:                 -0.020%          Maximum Interest Rate:   Not Applicable

Initial Interest Rate:  TBD              Spread Multiplier:       Not Applicable



Interest Reset Dates:         Monthly,  on the 16th,  commencing on May 16, 2000
                              subject  to  modified   following   business   day
                              convention.

Interest Payment Dates:       Monthly,  on the 16th,  commencing on May 16, 2000
                              subject  to  modified   following   business   day
                              convention.

Repayment at the
Option of the Holder:         The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        April 11, 2000